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                                                                     Exhibit 4.4


                            MICRON NOTES CORPORATION
             $140,000,000 10.875% SENIOR SUBORDINATED NOTES DUE 2014

     JOINDER TO THE PURCHASE AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT

                                                                   June 21, 2004

Goldman, Sachs & Co.
Citigroup Global Markets Inc.
c/o Goldman, Sachs & Co.
      85 Broad Street
      New York, New York 10004

Ladies and Gentlemen:

            Reference is made to the Purchase Agreement dated May 26, 2004, among Micron Holdings, Inc., a Delaware corporation ("Micron"), Micron Notes Corporation, a Michigan corporation (the "Issuer"), on the one hand, and Goldman, Sachs & Co. and Citigroup Global Markets Inc. (the "Initial Purchasers"), on the other hand (the "Purchase Agreement"), and Registration Rights Agreement dated June 10, 2004, among the Issuer on the one hand, and the Initial Purchasers, on the other hand (the "Registration Rights Agreement"). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement. This is the agreement referred to in Section 5(m) of the Purchase Agreement and attached as Exhibit A to the Registration Rights Agreement.

            The Issuer, Autocam Corporation, a Michigan corporation (the "Company"), and each of the Guarantors listed on the signature pages hereto agree that this letter agreement is being executed and delivered in satisfaction of the obligations of Micron and the Issuer pursuant to the Purchase Agreement and of the Issuer pursuant to the Registration Rights Agreement.

            1. Joinder. Each of the parties hereto hereby agrees to become bound by the terms, conditions and other provisions of each of the Purchase Agreement and the Registration Rights Agreement with all attendant rights, duties and obligations stated therein and with the same force and effect as if originally named as a Guarantor therein.

            2. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

            3. Counterparts. This letter agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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            4. Headings. The headings herein are inserted for the convenience of reference only and are not intended to be part of, of to affect the meaning or interpretation of, this letter agreement.

                            (Signature Pages Follow)

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            If the foregoing is in accordance with your understanding of this letter agreement, kindly sign and return to us a counterpart thereof, whereupon this instrument will become a binding agreement between the Issuer, the Company, the Guarantors and the Initial Purchasers in accordance with its terms

                      Very truly yours,

                      TITAN HOLDINGS, INC., A DELAWARE CORPORATION
                      AUTOCAM-PAX, INC., A MICHIGAN CORPORATION
                      AUTOCAM SOUTH CAROLINA, INC., A MICHIGAN CORPORATION AUTOCAM GREENVILLE, INC., A MICHIGAN CORPORATION
                      AUTOCAM ACQUISITION, INC., A MICHIGAN CORPORATION AUTOCAM LASER TECHNOLOGIES, INC., A MICHIGAN CORPORATION AUTOCAM-HAR, INC., A MICHIGAN CORPORATION
                      AUTOCAM INTERNATIONAL LTD., A MICHIGAN CORPORATION AUTOCAM INTERNATIONAL SALES CORPORATION,
                      A MICHIGAN CORPORATION
                      AUTOCAM EUROPE, B.V.

                      By:  /s/ John C. Kennedy
                          ____________________________________________
                          Name: John C. Kennedy
                          Title:

                        Joinder Agreement Signature Page

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Accepted June 21, 2004

GOLDMAN, SACHS & CO.

By: /s/ Goldman, Sachs & Co.
    _____________________________
    (Goldman, Sachs & Co.)

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Ashok Nayyar
    _____________________________
    Name: Ashok Nayyar
    Title: Managing Director

MICRON NOTES CORPORATION

By: /s/ James Hislop
    _____________________________
    Name: James Hislop
    Title: President

MICRON HOLDINGS, INC.

By: /s/ James Hislop
    _____________________________
    Name: James Hislop
    Title: Vice President

                        Joinder Agreement Signature Page